The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement        SUBJECT TO COMPLETION         July 2, 2009

Pricing Supplement dated July _, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

[RBC LOGO]                                       $
                                  Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer
                             Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to forty-one (41) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes") and some of six months ("Six Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 July 15, 2009

Issuance Date:                July 20, 2009

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

                              The coupon will be paid on the 20th day of each
  Coupon Payment Date (s):    month, unless that day is not a business day, in
                              which case the coupon will be paid on the following day that is a business day. The final coupon will be paid on the Maturity Date.


Three Month Notes:

             Valuation Date:  October 15, 2009

              Maturity Date:  October 20, 2009


Six Month Notes:

             Valuation Date:  January 14, 2010

              Maturity Date:  January 20, 2010

Reference Stock:

 No.   Principal   Reference Stock                      Ticker   Coupon   Strike   Barrier   Term       CUSIP
 ---   ---------   ---------------                      ------   -------  -------  -------   ----       -----
        Amount                                                    Rate    Price    Price
        ------                                                    ----    -----    -----
 1390     $      Alcoa Inc.                              AA      18.50%   $[ ]      65%     3 month     78008G5T5

 1391     $      Aflac, Inc.                             AFL     25.50%   $[ ]      75%     3 month     78008G5U2

 1392     $      American Express Company                AXP     11.00%   $[ ]      70%     3 month     78008G5V0

 1393     $      Bank of America Corporation             BAC     17.25%   $[ ]      65%     3 month     78008G5W8

 1394     $      Peabody Energy Corporation              BTU     25.75%   $[ ]      75%     3 month     78008G5X6

 1395     $      Caterpillar Inc.                        CAT     14.00%   $[ ]      75%     3 month     78008G5Y4

 1396     $      Chesapeake Energy Corporation           CHK     24.75%   $[ ]      75%     3 month     78008G5Z1

 1397     $      Cemex SAB de C.V.                       CX      24.25%   $[ ]      65%     3 month     78008G6A5

 1398     $      Deere & Company                         DE      13.75%   $[ ]      75%     3 month     78008G6B3

 1399     $      Ford Motor Company                      F       24.15%   $[ ]      65%     3 month     78008G6C1

 1400     $      Freeport-McMoRan Copper & Gold, Inc.    FCX     20.50%   $[ ]      70%     3 month     78008G6D9

 1401     $      Frontier Oil Corporation                FTO     26.30%   $[ ]      75%     3 month     78008G6E7

 1402     $      General Electric Company                GE      13.00%   $[ ]      75%     3 month     78008G6F4

 1403     $      Gerdau S.A.                             GGB     23.50%   $[ ]      75%     3 month     78008G6G2

 1404     $      JPMorgan Chase & Co.                    JPM     13.25%   $[ ]      75%     3 month     78008G6H0

 1405     $      Lennar Corporation                      LEN     33.85%   $[ ]      70%     3 month     78008G6J6

 1406     $      The NASDAQ OMX Group, Inc.              NDAQ    11.50%   $[ ]      75%     3 month     78008G6K3

 1407     $      Nucor Corporation                       NUE     18.75%   $[ ]      75%     3 month     78008G6L1

 1408     $      NYSE Euronext                           NYX     15.50%   $[ ]      75%     3 month     78008G6M9

 1409     $      Potash Corporation of Sasketchewan Inc. POT     22.25%   $[ ]      75%     3 month     78008G6N7

 1410     $      Rowan Companies, Inc.                   RDC     22.25%   $[ ]      75%     3 month     78008G6P2

 1411     $      Research In Motion Limited              RIMM    14.25%   $[ ]      75%     3 month     78008G6Q0

 1412     $      Companhia Siderurgica Nacional S.A.     SID     16.50%   $[ ]      70%     3 month     78008G6R8

 1413     $      U.S. Bancorp                            USB     14.50%   $[ ]      75%     3 month     78008G6S6

 1414     $      Vale SA                                 VALE    12.85%   $[ ]      70%     3 month     78008G6T4

 1415     $      Wells Fargo & Company                   WFC     26.25%   $[ ]      75%     3 month     78008G6U1

 1416     $      United States Steel Corporation         X       26.25%   $[ ]      70%     3 month     78008G6V9

 1417     $      Apple Inc.                              AAPL     9.00%   $[ ]      75%     6 month     78008G6W7

 1418     $      Arch Coal, Inc.                         ACI     24.75%   $[ ]      70%     6 month     78008G6X5

 1419     $      Archer-Daniels-Midland Company          ADM     10.00%   $[ ]      75%     6 month     78008G6Y3

 1420     $      Amazon.com, Inc.                        AMZN    13.25%   $[ ]      75%     6 month     78008G6Z0

 1421     $      Canadian Natural Resources Ltd.         CNQ     14.50%   $[ ]      70%     6 month     78008G7A4

 1422     $      Devon Energy Corporation                DVN     14.00%   $[ ]      75%     6 month     78008G7B2

 1423     $      Freeport-McMoRan Copper & Gold, Inc.    FCX     22.25%   $[ ]      70%     6 month     78008G7C0

 1424     $      Goldcorp, Inc.                          GG      15.75%   $[ ]      75%     6 month     78008G7D8

 1425     $      The Goldman Sachs Group, Inc.           GS      10.50%   $[ ]      75%     6 month     78008G7E6

 1426     $      The Home Depot, Inc.                    HD      10.50%   $[ ]      75%     6 month     78008G7F3

 1427     $      Lowe's Companies, Inc.                  LOW     11.25%   $[ ]      75%     6 month     78008G7G1

 1428     $      Monsanto Company                        MON     10.50%   $[ ]      75%     6 month     78008G7H9

 1429     $      Petroleo Brasileiro S.A.                PBR     14.00%   $[ ]      75%     6 month     78008G7J5

 1430     $      Union Pacific Corporation               UNP     12.25%   $[ ]      75%     6 month     78008G7K2

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date, as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date, as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date.

Monitoring Method:            Close of Trading Day.

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated October
                              20, 2008.


Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted top do so under the securities laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.


The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.



The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.




                                                       Proceeds to Royal Bank of
         Price to Public        Agent's Commission              Canada
         ---------------        ------------------              ------




                         RBC Capital Markets Corporation
                                  July _, 2009

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.


Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Share Price of $100, a Barrier Price of 60% and an initial investment of $1,000. Hypothetical Final Share Prices are shown in the first column on the left. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period. The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

                          If the closing       If the closing
                       market price of the   market price of the
                         Reference Stoc        Reference Stock
                       does not fall below     falls below the
                      the Barrier Price on    Barrier Price on
                       any day during the    any day during the     Physical
                       Monitoring Period:    Monitoring Period:     Delivery
                           Payment at            Payment at        Amount as
                           Maturity as           Maturity as       Number of
      Hypothetical        Percentage of         Percentage of    Shares of the
      Final Share           Principal            Principal         Reference       Cash Delivery
         Price               Amount                Amount            Stock             Amount
     --------------------------------------------------------------------------------------------
          $200               100.00%               100.00%            n/a               n/a
     --------------------------------------------------------------------------------------------
          $175               100.00%               100.00%            n/a               n/a
     --------------------------------------------------------------------------------------------
          $150               100.00%               100.00%            n/a               n/a
     --------------------------------------------------------------------------------------------
          $125               100.00%               100.00%            n/a               n/a
     --------------------------------------------------------------------------------------------
          $100               100.00%               100.00%            n/a               n/a
     --------------------------------------------------------------------------------------------
                                              Physical or Cash
           $90               100.00%          Delivery Amount          10               $900
     --------------------------------------------------------------------------------------------
                                              Physical or Cash
           $80               100.00%          Delivery Amount          10               $800
     --------------------------------------------------------------------------------------------
                                              Physical or Cash
           $70               100.00%          Delivery Amount          10               $700
     --------------------------------------------------------------------------------------------
                                              Physical or Cash
           $60               100.00%          Delivery Amount          10               $600
     --------------------------------------------------------------------------------------------
                                              Physical or Cash
         $59.50                n/a            Delivery Amount          10               $595
     --------------------------------------------------------------------------------------------
                                              Physical or Cash
         $50.00                n/a            Delivery Amount          10               $500
     --------------------------------------------------------------------------------------------
                                              Physical or Cash
         $25.00                n/a            Delivery Amount          10               $250
     --------------------------------------------------------------------------------------------
                                              Physical or Cash
          $0.00                n/a            Delivery Amount          10              $0.00
     --------------------------------------------------------------------------------------------

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.

Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

o RevCon 78008G5T5 (AA): [ ]% of each stated interest payment (18.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G5U2 (AFL): [ ]% of each stated interest payment (25.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (25.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G5V0 (AXP): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G5W8 (BAC): [ ]% of each stated interest payment (17.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G5X6 (BTU): [ ]% of each stated interest payment (25.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (25.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G5Y4 (CAT): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G5Z1 (CHK): [ ]% of each stated interest payment (24.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (24.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

o RevCon 78008G6A5 (CX): [ ]% of each stated interest payment (24.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (24.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6B3 (DE): [ ]% of each stated interest payment (13.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6C1 (F): [ ]% of each stated interest payment (24.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (24.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6D9 (FCX): [ ]% of each stated interest payment (20.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6E7 (FTO): [ ]% of each stated interest payment (26.30% in total) will be treated as an interest payment and [ ]% of each stated interest payment (26.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6F4 (GE): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6G2 (GGB): [ ]% of each stated interest payment (23.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (23.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6H0 (JPM): [ ]% of each stated interest payment (13.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6J6 (LEN): [ ]% of each stated interest payment (33.85% in total) will be treated as an interest payment and [ ]% of each stated interest payment (33.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6K3 (NDAQ): [ ]% of each stated interest payment (11.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6L1 (NUE): [ ]% of each stated interest payment (18.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6M9 (NYX): [ ]% of each stated interest payment (15.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6N7 (POT): [ ]% of each stated interest payment (22.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6P2 (RDC): [ ]% of each stated interest payment (22.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6Q0 (RIMM): [ ]% of each stated interest payment (14.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6R8 (SID): [ ]% of each stated interest payment (16.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6S6 (USB): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6T4 (VALE): [ ]% of each stated interest payment (12.85% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6U1 (WFC): [ ]% of each stated interest payment (26.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (26.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

o RevCon 78008G6V9 (X): [ ]% of each stated interest payment (26.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (26.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6W7 (AAPL): [ ]% of each stated interest payment (9.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6X5 (ACI): [ ]% of each stated interest payment (24.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (24.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6Y3 (ADM): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G6Z0 (AMZN): [ ]% of each stated interest payment (13.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G7A4 (CNQ): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G7B2 (DVN): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G7C0 (FCX): [ ]% of each stated interest payment (22.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G7D8 (GG): [ ]% of each stated interest payment (15.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G7E6 (GS): [ ]% of each stated interest payment (10.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G7F3 (HD): [ ]% of each stated interest payment (10.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G7G1 (LOW): [ ]% of each stated interest payment (11.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G7H9 (MON): [ ]% of each stated interest payment (10.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G7J5 (PBR): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

o RevCon 78008G7K2 (UNP): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Alcoa Inc. engages in the production and management of primary aluminum, fabricated aluminum, and alumina worldwide. It involves in the technology, mining, refining, smelting, fabricating, and recycling of aluminum. The company's products include precision castings, and aerospace and industrial fasteners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

     o Aflac Incorporated, through its subsidiary, American Family Life Assurance Company of Columbus (Aflac), provides supplemental health and life insurance. The company offers cancer plans, general medical indemnity plans, medical/sickness riders, care plans, living benefit life plans, ordinary life insurance plans, and annuities in Japan.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07434

     o Apple Inc. and its wholly owned subsidiaries design, manufacture, and market personal computers, portable digital music players, and mobile communication devices, and sell various related software, services, peripherals, and networking solutions. The company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o Arch Coal, Inc. engages in the production and sale of steam and metallurgical coal from surface and underground mines to power plants, steel mills, and industrial facilities in the United States. As of December 31, 2008, the company operated 20 active mines; and owned or controlled approximately 2.8 billion tons of proven and probable recoverable reserves.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105

     o Archer Daniels Midland Company procures, transports, stores, processes, and merchandises agricultural commodities and products primarily in the United States. It operates in three segments:
          Oilseeds Processing, Corn Processing, and Agricultural Services. The Oilseeds Processing segment engages in processing oilseeds, such as soybeans, cottonseed, sunflower seeds, canola, peanuts, and flaxseed into vegetable oils and meals for the food and feed industries.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00044

     o Amazon.com, Inc. (Amazon.com) operates retail Websites, which enables its consumer customers to find and discover anything they might want to buy online. The Company's retail Websites include www.amazon.de, www.amazon.fr, www.amazon.co.jp, www.amazon.co.uk and the Joyo Amazon Websites at www.joyo.cn and www.amazon.cn. Amazon.com has organized its operations into two principal segments: North America and International. The North America segment includes Websites, such as www.amazon.com, www.amazon.ca, www.shopbop.com and www.endless.com. The International segment includes www.amazon.co.uk, www.amazon.de, www.amazon.co.jp and www.amazon.fr. In June 2008, the Company announced the acquisition of Fabric.com, an online fabric store that offers custom measured and cut fabrics, as well as patterns, sewing tools and accessories. In August 2008, Amazon.com purchased Shelfari. In December 2008, Amazon.com announced the completion of its acquisition of AbeBooks.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22513

     o American Express Company, a payments and travel company, provides charge and credit payment card products, and travel-related services worldwide. It operates in two groups, the Global Consumer Group and the Global Business-to-Business Group. The Global Consumer Group offers a range of products and services, including charge and credit card products, consumer travel services, and stored value products, such as Travelers Cheques and prepaid products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

     o Bank of America Corporation, a financial holding company, provides a range of banking and nonbanking financial services and products in the United States and internationally. Its Global Consumer and Small Business Banking segment offers savings accounts, money market savings accounts, certificate of deposits, individual retirement accounts, and checking accounts; U.S.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o Peabody Energy Corporation, through its subsidiaries, engages in the exploration, mining, and production of coal worldwide. It owns interests in 30 coal operations located in the United States and Australia, as well as owns joint venture interests in a Venezuelan mine. The company also markets, brokerages, and trades coal. It also develops mine-mouth coal-fueled generating plants; and develops Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Canadian Natural Resources Limited engages in the exploration, development, and production of crude oil and natural gas. The company also engages in the midstream activities, which include its pipeline operations and an electricity co-generation system. Its conventional crude oil and natural gas operations are focused primarily in western Canada, the United Kingdom portion of the North Sea, and offshore West Africa.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 333-12138

     o Caterpillar Inc. manufactures and sells construction and mining equipment, diesel and natural gas engines, and industrial gas turbines worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Chesapeake Energy Corporation, an oil and natural gas exploration and production company, engages in the acquisition, exploration, and development of properties for the production of crude oil and natural gas from underground reservoirs. It also provides marketing and midstream services for natural gas and oil for other working interest owners in properties it operate.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o CEMEX, S.A.B. de C.V., through its subsidiaries, engages in the production, distribution, marketing, and sale of cement, ready-mix concrete, aggregates, and other construction materials. The company sells its products primarily to distributors in the construction industry. It markets its products in Mexico, the United States, Spain, the United Kingdom, other European countries, and rest of the world. The company was founded in 1906. It was formerly known as CEMEX, S.A. de C.V.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14946

     o Deere & Company manufactures and distributes products and services for agriculture and forestry worldwide. The company operates through four segments: Agricultural Equipment, Commercial and Consumer Equipment, Construction and Forestry, and Credit.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121

     o Devon Energy Corporation (Devon) is an independent energy company engaged primarily in oil and gas exploration, development and production, the acquisition of producing properties, the transportation of oil, gas and natural gas liquids and the processing of natural gas. Devon owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. The Company also owns properties in West Africa. In addition to its oil and gas operations, Devon has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and natural gas liquids (NGLs), and constructing and operating pipelines, storage and treating facilities and gas processing plants. In October 2007, the Company completed the sale of its operations in Egypt. In June 2008, the Company announced the completion of the sale of its oil and gas business in Equatorial Guinea.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32318

     o Ford Motor Company designs, develops, manufactures, and services cars and trucks worldwide. It operates in two sectors, Automotive and Financial Services. The Automotive sector sells vehicles under Ford, Mercury, Lincoln, and Volvo brand names. This sector markets cars, trucks, and parts through retail dealers in North America, and through distributors and dealers outside of North America.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950

     o Freeport-McMoRan Copper & Gold Inc. engages in the exploration, mining, and production of mineral resources. It primarily focuses on copper, gold, silver, cobalt, and molybdenum deposits. The company's portfolio of assets includes the Grasberg minerals district in Indonesia; mining operations in North and South America; and the Tenke Fungurume development project in the Democratic Republic of Congo. As of December 31, 2008, its consolidated recoverable proven and probable reserves included 102.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o Frontier Oil Corporation, together with its subsidiaries, engages in refining crude oil and marketing refined petroleum products. It purchases crude oil to be refined and markets the refined petroleum products, including various grades of gasoline, diesel, jet fuel, asphalt, chemicals, and petroleum coke. The company operates refineries in Cheyenne, Wyoming and El Dorado, and Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day.
               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07627

     o General Electric Company (GE) operates as a technology, media, and financial services company worldwide. Its Energy Infrastructure segment produces gas, steam, and aeroderivative turbines; generators; and combined cycle systems, as well as provides water treatment services and equipment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o Goldcorp Inc., together with its subsidiaries, engages in the acquisition, exploration, development, and operation of precious metal properties in Canada, the United States, Mexico, and central and South America. It explores primarily for gold, silver, copper, lead, and zinc ores. The company was founded in 1954 and is headquartered in Vancouver, Canada.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970

     o The Goldman Sachs Group, Inc., together with its subsidiaries, provides various investment banking, securities, and investment management services to corporations, financial institutions, governments, and high-net-worth individuals worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14965

     o Gerdau S.A., through its subsidiaries, produces and sells steel and related long rolled products, drawn products, and long specialty products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14878

     o The Home Depot, Inc., together with its subsidiaries, operates as a home improvement retailer company. The company's Home Depot stores sell building materials, home improvement supplies, and lawn and garden products to do-it-yourself customers, do-it-for-me (D-I-F-M) customers, home improvement contractors, tradespeople, and building maintenance professionals. Its stores also offer various installation services for D-I-F-M customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08207

     o JPMorgan Chase & Co., a financial holding company, provides a range of financial services worldwide. It operates in six segments:
          Investment Bank, Commercial Banking, Treasury & Securities Services, Asset Management, Retail Financial Services, and Card Services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805

     o Lennar Corporation operates as a homebuilder in the United States. It engages in the construction and sale of single-family attached and detached homes, and to a lesser extent multi-level residential buildings, as well as the purchase, development, and sale of residential land. The company also offers various financial services, including mortgage financing; title insurance; closing services; and ancillary services, such as high-speed Internet and cable television.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11749

     o Lowe's Companies, Inc., together with its subsidiaries, operates as a home improvement retailer in the United States and Canada. The company provides a range of products and services for home decoration, maintenance, repair, remodeling, and property maintenance.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07898

     o Monsanto Company provides agricultural products for farmers in the United States and internationally. It operates in two segments, Seeds and Genomics, and Agricultural Productivity. The Seeds and Genomics segment produces corn, soybeans, canola, and cotton seeds, as well as vegetable and fruit seeds, including tomato, pepper, eggplant, melon, cucumber, pumpkin, squash, beans, broccoli, onions, and lettuce.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16167

     o The NASDAQ OMX Group, Inc. provides trading, exchange technology, securities listing, and public company services worldwide. It offers trading across various asset classes, including equities, derivatives, debt, commodities, structured products, and exchange traded funds; capital formation solutions; financial services and exchanges technology; market data products; and financial indexes. The company provides various capital raising solutions for private and public companies.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-32651

     o Nucor Corporation, together with its subsidiaries, engages in the manufacture and sale of steel and steel products in North America. It operates in three segments: Steel Mills, Steel Products, and Raw Materials. The Steel Mills segment offers hot-rolled steel products, such as angles, rounds, flats, channels, rebar, sheets, wide-flange beams, pilings, billets, blooms, beam blanks, and plates; and cold-rolled steel.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04119

     o NYSE Euronext, through its subsidiaries, provides securities listing, trading, market data products, and software and technology services worldwide. The company offers products and services in cash equities, futures, options, swaps, exchange-traded products, bonds, market data, and commercial technology solutions to issuers, investors, financial institutions, and market participants.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32829

     o Potash Corporation of Saskatchewan Inc. engages in the production and sale of fertilizers, and related industrial and feed products in North America. The company manufactures and sells solid and liquid phosphate fertilizers; animal feed supplements; and industrial acid, which is used in food products and industrial processes. It also produces nitrogen fertilizers, as well as nitrogen feed and industrial products, including ammonia, urea, nitrogen solutions, ammonium nitrate, and nitric acid.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10351

     o Petroleo Brasileiro S.A. Petrobras, together with its subsidiaries, engages in the exploration, exploitation, and production of oil and gas, and energy in Brazil and internationally. The company operates in four segments: Exploration and Production, Supply, Gas and Energy, and Distribution.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106

     o Rowan Companies, Inc. provides a range of onshore and offshore contract drilling services in the United States and internationally. As of December 31, 2008, it provided contract drilling services through a fleet of 22 self-elevating mobile offshore drilling platforms and 31 deep-well land drilling rigs.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05491

     o Research In Motion Limited designs, manufactures, and markets wireless solutions for the mobile communications market worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o Companhia Siderurgica Nacional primarily operates as an integrated steel producer in Brazil. The company principally produces carbon steel and various steel products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14732

     o U.S. Bancorp operates as the holding company for U.S. Bank National Association that provides various banking and financial services in the United States. It generates various deposit products, including checking accounts, savings accounts, money market savings, and time certificates of deposit accounts.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06880

     o Union Pacific Corporation, through its subsidiary, Union Pacific Railroad Company, provides rail transportation services in North America. It has approximately 32,012 route miles linking Pacific Coast and Gulf Coast ports with the Midwest and eastern United States gateways, and provides various corridors to Mexican gateways.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06075

     o Companhia Vale do Rio Doce, through its subsidiaries, operates as a diversified metals and mining company worldwide. The company produces iron ore and iron ore pellets, nickel, manganese ore, ferroalloys, and kaolin. It also engages in producing bauxite, alumina, aluminum, copper, metallurgical and thermal coal, metallurgical coke and methanol, cobalt, potash, and other non-ferrous minerals, as well as precious metals, including platinum-group metals, gold, and silver.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15030

     o Wells Fargo & Company, through its subsidiaries, provides retail, commercial, and corporate banking services principally in the United States. The company operates through three segments: Community Banking, Wholesale Banking, and Wells Fargo Financial. The Community Banking segment offers deposit products, including checking accounts, savings deposits, market rate accounts, individual retirement accounts, time deposits, and debit cards.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o United States Steel Corporation, through its subsidiaries, engages in the production and sale of steel products primarily in North America and Europe. The company operates through three segments: Flat-rolled Products (Flat-rolled), U. S. Steel Europe (USSE), and Tubular Products (Tubular). The Flat-rolled Products segment offers slabs, sheets, tin mill products, and strip mill plates and rounds.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16811

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2006, 2007, 2008, the first and second quarter of 2009, as well as July 1, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Alcoa Inc (AA)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day              Period-End
 Start Date             Date               Price of the             Price of the           Closing Price of
                                         Reference Stock          Reference Stock            the Reference
                                              in ($)                   in ($)                 Stock in ($)
 ----------             ----                  ------                   ------                 ------------
   1/1/2006           3/31/2006               32.2                     28.39                     30.56
   4/1/2006           6/30/2006               36.96                    28.55                     32.36
   7/1/2006           9/29/2006               34                       26.6                      28.04
  9/30/2006          12/29/2006               31.33                    26.39                     30.01

   1/1/2007           3/30/2007               36.05                    28.09                     33.9
  3/31/2007           6/29/2007               42.9                     33.63                     40.53
  6/30/2007           9/28/2007               48.77                    30.25                     39.12
  9/29/2007          12/31/2007               40.7                     33.22                     36.55

   1/1/2008           3/31/2008               39.67                    26.69                     36.06
   4/1/2008           6/30/2008               44.77                    33.65                     35.62
   7/1/2008           9/30/2008               35.66                    20.93                     22.58
  10/1/2008          12/31/2008               22.35                     6.8                      11.26

   1/1/2009           3/31/2009               12.44                     4.97                      7.34
   4/1/2009           6/30/2009               12.38                     7.03                     10.33
   7/1/2009            7/1/2009               10.6223                  10.10                     10.35


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Aflac Inc (AFL)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day              Period-End
 Start Date             Date               Price of the             Price of the           Closing Price of
                                         Reference Stock          Reference Stock            the Reference
                                              in ($)                   in ($)                 Stock in ($)
 ----------             ----                  ------                   ------                 ------------
   1/1/2006           3/31/2006               49.4                     44.72                     45.13
   4/1/2006           6/30/2006               49.29                    44.4                      46.35
   7/1/2006           9/29/2006               46.85                    41.63                     45.76
  9/30/2006          12/29/2006               46.2                     42.5                      46

   1/1/2007           3/30/2007               49.37                    45.18                     47.06
  3/31/2007           6/29/2007               54                       47                        51.4
  6/30/2007           9/28/2007               57.44                    50.19                     57.04
  9/29/2007          12/31/2007               63.91                    55.77                     62.63

   1/1/2008           3/31/2008               67                       56.75                     64.95
   4/1/2008           6/30/2008               68.81                    62.52                     62.8
   7/1/2008           9/30/2008               68                       51.25                     58.75
  10/1/2008          12/31/2008               60.73                    29.68                     45.84

   1/1/2009           3/31/2009               46.96                    10.83                     19.36
   4/1/2009           6/30/2009               37.73                    17.25                     31.09
   7/1/2009            7/1/2009               31.88                    30.59                     31.27


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            American Express Co (AXP)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day              Period-End
 Start Date             Date               Price of the             Price of the           Closing Price of
                                         Reference Stock          Reference Stock            the Reference
                                              in ($)                   in ($)                 Stock in ($)
 ----------             ----                  ------                   ------                 ------------
   1/1/2006           3/31/2006               55                       51.05                     52.55
   4/1/2006           6/30/2006               54.91                    50.92                     53.22
   7/1/2006           9/29/2006               56.19                    49.73                     56.08
  9/30/2006          12/29/2006               62.5                     55                        60.67

   1/1/2007           3/30/2007               61.9                     53.91                     56.4
  3/31/2007           6/29/2007               65.24                    55.34                     61.18
  6/30/2007           9/28/2007               65.89                    55.5                      59.37
  9/29/2007          12/31/2007               63.63                    50.37                     52.02

   1/1/2008           3/31/2008               52.32                    39.5                      43.72
   4/1/2008           6/30/2008               52.63                    37.61                     37.67
   7/1/2008           9/30/2008               42.5                     31.68                     35.43
  10/1/2008          12/31/2008               35.8                     16.55                     18.55

   1/1/2009           3/31/2009               21.38                     9.71                     13.63
   4/1/2009           6/30/2009               28.45                    13.08                     23.24
   7/1/2009            7/1/2009               24.33                    22.97                     23


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day              Period-End
 Start Date             Date               Price of the             Price of the           Closing Price of
                                         Reference Stock          Reference Stock            the Reference
                                              in ($)                   in ($)                 Stock in ($)
 ----------             ----                  ------                   ------                 ------------
   1/1/2006           3/31/2006               47.24                    42.75                     45.54
   4/1/2006           6/30/2006               50.5                     45.26                     48.1
   7/1/2006           9/29/2006               54                       47.59                     53.57
  9/30/2006          12/29/2006               55.08                    51.32                     53.39

   1/1/2007           3/30/2007               54.21                    48.36                     51.02
  3/31/2007           6/29/2007               52.2                     48.55                     48.89
  6/30/2007           9/28/2007               52.78                    46.52                     50.27
  9/29/2007          12/31/2007               52.96                    40.61                     41.26

   1/1/2008           3/31/2008               45.08                    33.12                     37.91
   4/1/2008           6/30/2008               41.8641                  22.44                     23.87
   7/1/2008           9/30/2008               39.5                     18.44                     35
  10/1/2008          12/31/2008               38.5                     10.01                     14.08

   1/1/2009           3/31/2009               14.81                     2.53                      6.82
   4/1/2009           6/30/2009               15.07                     6.44                     13.2
   7/1/2009            7/1/2009               13.48                    12.94                     13.05


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Peabody Energy Corp (BTU)
                                (May-01 - May-09)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day              Period-End
 Start Date             Date               Price of the             Price of the           Closing Price of
                                         Reference Stock          Reference Stock            the Reference
                                              in ($)                   in ($)                 Stock in ($)
 ----------             ----                  ------                   ------                 ------------
   1/1/2006           3/31/2006               49.185                   38.6056                   47.1955
   4/1/2006           6/30/2006               71.4252                  43.8251                   52.195
   7/1/2006           9/29/2006               56.0804                  30.8395                   34.4347
  9/30/2006          12/29/2006               45.4916                  31.8787                   37.8332

   1/1/2007           3/30/2007               41.756                   33.8916                   37.674
  3/31/2007           6/29/2007               52.2044                  37.4119                   45.295
  6/30/2007           9/28/2007               47.7385                  35.9701                   44.8175
  9/29/2007          12/31/2007               62.55                    44.4898                   61.64

   1/1/2008           3/31/2008               63.97                    42.05                     51
   4/1/2008           6/30/2008               88.69                    49.38                     88.05
   7/1/2008           9/30/2008               88.39                    39.06                     45
  10/1/2008          12/31/2008               43.99                    16                        22.75

   1/1/2009           3/31/2009               30.95                    20.17                     25.04
   4/1/2009           6/30/2009               37.44                    23.56                     30.16
   7/1/2009            7/1/2009               31.35                    29.70                     30.02


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day              Period-End
 Start Date             Date               Price of the             Price of the           Closing Price of
                                         Reference Stock          Reference Stock            the Reference
                                              in ($)                   in ($)                 Stock in ($)
 ----------             ----                  ------                   ------                 ------------
   1/1/2006           3/31/2006               77.21                    57.05                     71.81
   4/1/2006           6/30/2006               82.03                    64.41                     74.48
   7/1/2006           9/29/2006               75.43                    62.09                     65.8
  9/30/2006          12/29/2006               70.92                    58.82                     61.33

   1/1/2007           3/30/2007               68.43                    57.98                     67.03
  3/31/2007           6/29/2007               82.89                    65.86                     78.3
  6/30/2007           9/28/2007               87                       70.59                     78.43
  9/29/2007          12/31/2007               82.74                    67                        72.56

   1/1/2008           3/31/2008               78.63                    59.6                      78.29
   4/1/2008           6/30/2008               85.96                    72.56                     73.82
   7/1/2008           9/30/2008               75.87                    58.11                     59.6
  10/1/2008          12/31/2008               59.03                    31.95                     44.67

   1/1/2009           3/31/2009               47.12                    21.71                     27.96
   4/1/2009           6/30/2009               40.96                    27.44                     33.04
   7/1/2009            7/1/2009               34.7358                  32.99                     33.19


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Chesapeake Energy Corp (CHK)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day              Period-End
 Start Date             Date               Price of the             Price of the           Closing Price of
                                         Reference Stock          Reference Stock            the Reference
                                              in ($)                   in ($)                 Stock in ($)
 ----------             ----                  ------                   ------                 ------------
   1/1/2006           3/31/2006               35.57                    27.75                     31.41
   4/1/2006           6/30/2006               33.79                    26.81                     30.25
   7/1/2006           9/29/2006               33.76                    28.06                     28.98
  9/30/2006          12/29/2006               34.27                    27.9                      29.05

   1/1/2007           3/30/2007               31.83                    27.27                     30.88
  3/31/2007           6/29/2007               37.75                    30.88                     34.6
  6/30/2007           9/28/2007               37.55                    31.38                     35.26
  9/29/2007          12/31/2007               41.19                    34.9                      39.2

   1/1/2008           3/31/2008               49.87                    34.42                     46.15
   4/1/2008           6/30/2008               68.1                     45.25                     65.96
   7/1/2008           9/30/2008               74                       31.15                     35.86
  10/1/2008          12/31/2008               35.46                     9.84                     16.17

   1/1/2009           3/31/2009               20.13                    13.27                     17.06
   4/1/2009           6/30/2009               24.66                    16.43                     19.83
   7/1/2009            7/1/2009               20.47                    19.46                     19.67


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Cemex SAB de CV (CX)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day              Period-End
 Start Date             Date               Price of the             Price of the           Closing Price of
                                         Reference Stock          Reference Stock            the Reference
                                              in ($)                   in ($)                 Stock in ($)
 ----------             ----                  ------                   ------                 ------------
   1/1/2006           3/31/2006               29.5697                  24.6597                   28.7462
   4/1/2006           6/30/2006               32.6401                  21.5276                   25.7978
   7/1/2006           9/29/2006               27.917                   24.231                    27.2423
  9/30/2006          12/29/2006               30.7834                  26.7714                   30.6838

   1/1/2007           3/30/2007               34.4242                  28.148                    29.6604
  3/31/2007           6/29/2007               38.3774                  28.954                    34.239
  6/30/2007           9/28/2007               35.2504                  26.055                    27.7623
  9/29/2007          12/31/2007               30.9914                  23.0208                   23.9859

   1/1/2008           3/31/2008               27.317                   19.3557                   24.2364
   4/1/2008           6/30/2008               31.3558                  22.4519                   23.75
   7/1/2008           9/30/2008               24.4712                  15.2885                   16.5577
  10/1/2008          12/31/2008               16.8173                   3.8558                    8.7885

   1/1/2009           3/31/2009               10.3558                   3.7885                    6.0096
   4/1/2009           6/30/2009               11.39                     5.7692                    9.34
   7/1/2009            7/1/2009                9.91                     9.32                      9.61


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Deere & Co (DE)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day              Period-End
 Start Date             Date               Price of the             Price of the           Closing Price of
                                         Reference Stock          Reference Stock            the Reference
                                              in ($)                   in ($)                 Stock in ($)
 ----------             ----                  ------                   ------                 ------------
   1/1/2006           3/31/2006               40                       33.805                    39.525
   4/1/2006           6/30/2006               45.99                    38.1932                   41.745
   7/1/2006           9/29/2006               42.485                   33.45                     41.955
  9/30/2006          12/29/2006               50.7                     41.505                    47.535

   1/1/2007           3/30/2007               58.25                    45.115                    54.32
  3/31/2007           6/29/2007               62.82                    51.585                    60.37
  6/30/2007           9/28/2007               74.95                    56.955                    74.21
  9/29/2007          12/31/2007               93.74                    70.175                    93.12

   1/1/2008           3/31/2008               94.7658                  71.2                      80.44
   4/1/2008           6/30/2008               94.89                    70.16                     72.13
   7/1/2008           9/30/2008               74.18                    46.18                     49.5
  10/1/2008          12/31/2008               49.49                    28.5                      38.32

   1/1/2009           3/31/2009               46.76                    24.51                     32.87
   4/1/2009           6/30/2009               47.98                    31.88                     39.95
   7/1/2009            7/1/2009               41.66                    39.43                     40.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Ford Motor Co (F)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day           Low Intra-Day              Period-End
 Start Date             Date              Price of the             Price of the           Closing Price of
                                        Reference Stock          Reference Stock            the Reference
                                             in ($)                   in ($)                 Stock in ($)
 ----------             ----                 ------                   ------                 ------------
   1/1/2006           3/31/2006               8.96                     7.39                      7.96
   4/1/2006           6/30/2006               8.05                     6.17                      6.93
   7/1/2006           9/29/2006               9.48                     6.06                      8.09
  9/30/2006          12/29/2006               9.19                     6.85                      7.51

   1/1/2007           3/30/2007               8.97                     7.43                      7.89
  3/31/2007           6/29/2007               9.7                      7.67                      9.42
  6/30/2007           9/28/2007               9.64                     7.49                      8.49
  9/29/2007          12/31/2007               9.24                     6.65                      6.73

   1/1/2008           3/31/2008               6.94                     4.95                      5.72
   4/1/2008           6/30/2008               8.79                     4.46                      4.81
   7/1/2008           9/30/2008               6.33                     4.17                      5.2
  10/1/2008          12/31/2008               4.95                     1.01                      2.29

   1/1/2009           3/31/2009               2.99                     1.5                       2.63
   4/1/2009           6/30/2009               6.54                     2.4                       6.07
   7/1/2009            7/1/2009               6.25                     5.86                      5.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day          Low Intra-Day              Period-End
 Start Date             Date               Price of the            Price of the           Closing Price of
                                         Reference Stock         Reference Stock            the Reference
                                              in ($)                  in ($)                 Stock in ($)
 ----------             ----                  ------                  ------                 ------------
   1/1/2006           3/31/2006               60.927                  44.158                    56.5894
   4/1/2006           6/30/2006               68.358                  41.4617                   53.3038
   7/1/2006           9/29/2006               59.9222                 45.7714                   51.9578
  9/30/2006          12/29/2006               62.1425                 46.4362                   55.73

   1/1/2007           3/30/2007               67.19                   48.85                     66.19
  3/31/2007           6/29/2007               85.5                    65.62                     82.82
  6/30/2007           9/28/2007              110.6                    67.07                    104.89
  9/29/2007          12/31/2007              120.2                    85.71                    102.44

   1/1/2008           3/31/2008              107.37                   68.96                     96.22
   4/1/2008           6/30/2008              127.24                   93                       117.19
   7/1/2008           9/30/2008              117.11                   51.21                     56.85
  10/1/2008          12/31/2008               56.75                   15.7                      24.44

   1/1/2009           3/31/2009               43.45                   21.16                     38.11
   4/1/2009           6/30/2009               61.55                   36.6                      50.11
   7/1/2009            7/1/2009               52.97                   49.33                     50.57


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Frontier Oil Corp (FTO)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day           Low Intra-Day             Period-End
 Start Date             Date              Price of the             Price of the          Closing Price of
                                        Reference Stock          Reference Stock           the Reference
                                             in ($)                   in ($)                Stock in ($)
 ----------             ----                 ------                   ------                ------------
   1/1/2006           3/31/2006              30.98                    18.99                    29.675
   4/1/2006           6/30/2006              33.1                     23.75                    32.4
   7/1/2006           9/29/2006              37.8                     24.33                    26.58
  9/30/2006          12/29/2006              33                       24                       28.74

   1/1/2007           3/30/2007              33.75                    25.47                    32.64
  3/31/2007           6/29/2007              45.75                    31.95                    43.77
  6/30/2007           9/28/2007              49.1                     31.61                    41.64
  9/29/2007          12/31/2007              49.13                    39.54                    40.58

   1/1/2008           3/31/2008              41                       25.22                    27.26
   4/1/2008           6/30/2008              33                       23.03                    23.91
   7/1/2008           9/30/2008              24.26                    16.49                    18.42
  10/1/2008          12/31/2008              18.38                     7.51                    12.63

   1/1/2009           3/31/2009              16.84                    11.8                     12.79
   4/1/2009           6/30/2009              18.4                     12.09                    13.11
   7/1/2009            7/1/2009              13.80                    12.77                    13.9699


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Gerdau SA (GGB)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day           Low Intra-Day             Period-End
 Start Date             Date              Price of the             Price of the          Closing Price of
                                        Reference Stock          Reference Stock           the Reference
                                             in ($)                   in ($)                Stock in ($)
 ----------             ----                 ------                   ------                ------------
   1/1/2006           3/31/2006               8.3833                   5.5767                   7.5067
   4/1/2006           6/30/2006               9.08                     5.95                     7.455
   7/1/2006           9/29/2006               8.225                    6.255                    6.775
  9/30/2006          12/29/2006               8.275                    6.575                    8

   1/1/2007           3/30/2007               9.595                    7.425                    9.065
  3/31/2007           6/29/2007              13.02                     9.075                   12.86
  6/30/2007           9/28/2007              14.075                    7.795                   13.11
  9/29/2007          12/31/2007              15.925                   12.49                    14.505

   1/1/2008           3/31/2008              17.38                    11.3                     15.285
   4/1/2008           6/30/2008              26.215                   15.52                    24.01
   7/1/2008           9/30/2008              24.57                     9.72                    11.1
  10/1/2008          12/31/2008              11.13                     4.18                     6.6

   1/1/2009           3/31/2009               8.53                     4.63                     5.47
   4/1/2009           6/30/2009              11.84                     5.43                    10.47
   7/1/2009            7/1/2009              10.93                    10.24                    10.66


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day           Low Intra-Day             Period-End
 Start Date             Date              Price of the             Price of the          Closing Price of
                                        Reference Stock          Reference Stock           the Reference
                                             in ($)                   in ($)                Stock in ($)
 ----------             ----                 ------                   ------                ------------
   1/1/2006           3/31/2006              35.63                    32.21                    34.78
   4/1/2006           6/30/2006              35.24                    32.78                    32.96
   7/1/2006           9/29/2006              35.65                    32.06                    35.3
  9/30/2006          12/29/2006              38.49                    34.62                    37.21

   1/1/2007           3/30/2007              38.28                    33.9                     35.36
  3/31/2007           6/29/2007              39.77                    34.55                    38.28
  6/30/2007           9/28/2007              42.07                    36.2                     41.4
  9/29/2007          12/31/2007              42.15                    36.07                    37.07

   1/1/2008           3/31/2008              37.742                   31.65                    37.01
   4/1/2008           6/30/2008              38.52                    26.15                    26.69
   7/1/2008           9/30/2008              30.39                    22.16                    25.5
  10/1/2008          12/31/2008              25.75                    12.58                    16.2

   1/1/2009           3/31/2009              17.24                     5.7279                  10.11
   4/1/2009           6/30/2009              14.55                     9.8                     11.72
   7/1/2009            7/1/2009              11.94                    11.55                    11.78


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

                            JPMorgan Chase & Co (JPM)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day             Period-End
 Start Date             Date              Price of the              Price of the          Closing Price of
                                        Reference Stock           Reference Stock           the Reference
                                             in ($)                    in ($)                Stock in ($)
 ----------             ----                 ------                    ------                ------------
   1/1/2006           3/31/2006              42.43                     37.88                    41.64
   4/1/2006           6/30/2006              46.8                      39.33                    42
   7/1/2006           9/29/2006              47.49                     40.4                     46.96
  9/30/2006          12/29/2006              49                        45.51                    48.3

   1/1/2007           3/30/2007              51.95                     45.91                    48.38
  3/31/2007           6/29/2007              53.25                     47.7                     48.45
  6/30/2007           9/28/2007              50.48                     42.16                    45.82
  9/29/2007          12/31/2007              48.02                     40.15                    43.65

   1/1/2008           3/31/2008              49.29                     36.01                    42.95
   4/1/2008           6/30/2008              49.95                     33.96                    34.31
   7/1/2008           9/30/2008              49                        29.24                    46.7
  10/1/2008          12/31/2008              50.63                     19.69                    31.53

   1/1/2009           3/31/2009              31.64                     14.96                    26.58
   4/1/2009           6/30/2009              38.94                     25.29                    34.11
   7/1/2009            7/1/2009              34.79                     33.65                    33.77


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Lennar Corp (LEN)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day             Period-End
 Start Date             Date              Price of the              Price of the          Closing Price of
                                        Reference Stock           Reference Stock           the Reference
                                             in ($)                    in ($)                Stock in ($)
 ----------             ----                 ------                    ------                ------------
   1/1/2006           3/31/2006              66.44                     55.06                    60.38
   4/1/2006           6/30/2006              62.38                     42.81                    44.37
   7/1/2006           9/29/2006              48.95                     38.66                    45.25
  9/30/2006          12/29/2006              54.61                     44.22                    52.46

   1/1/2007           3/30/2007              56.54                     42.16                    42.21
  3/31/2007           6/29/2007              47.41                     36.37                    36.56
  6/30/2007           9/28/2007              37.44                     21.6                     22.65
  9/29/2007          12/31/2007              26.47                     14                       17.89

   1/1/2008           3/31/2008              21.64                     11.98                    18.81
   4/1/2008           6/30/2008              22.73                     12.07                    12.34
   7/1/2008           9/30/2008              16.9                       9.33                    15.19
  10/1/2008          12/31/2008              15.52                      3.42                     8.67

   1/1/2009           3/31/2009              11.56                      5.54                     7.51
   4/1/2009           6/30/2009              10.94                      7.02                     9.69
   7/1/2009            7/1/2009               9.97                      9.4                      9.62


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        The NASDAQ OMX Group, Inc. (NDAQ)
                                (Jul-02 - Jul-09)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day             Period-End
 Start Date             Date              Price of the              Price of the          Closing Price of
                                        Reference Stock           Reference Stock           the Reference
                                             in ($)                    in ($)                Stock in ($)
 ----------             ----                 ------                    ------                ------------
   1/1/2006           3/31/2006              46.75                     34.831                    40.04
   4/1/2006           6/30/2006              45                        23.91                     29.9
   7/1/2006           9/29/2006              32.49                     25.33                     30.24
  9/30/2006          12/29/2006              42.37                     28.9                      30.79

   1/1/2007           3/30/2007              37.45                     26.57                     29.41
  3/31/2007           6/29/2007              34.96                     29.05                     29.71
  6/30/2007           9/28/2007              39                        28.48                     37.68
  9/29/2007          12/31/2007              50.47                     37.65                     49.49

   1/1/2008           3/31/2008              49.9                      34.7501                   38.66
   4/1/2008           6/30/2008              42.29                     26.47                     26.55
   7/1/2008           9/30/2008              38.8057                   22.76                     30.57
  10/1/2008          12/31/2008              34.88                     14.96                     24.71

   1/1/2009           3/31/2009              27.3925                   18.35                     19.58
   4/1/2009           6/30/2009              22.93                     17.51                     21.31
   7/1/2009            7/1/2009              21.7                      20.57                     20.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Nucor Corp (NUE)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day             Period-End
 Start Date             Date              Price of the              Price of the          Closing Price of
                                        Reference Stock           Reference Stock           the Reference
                                             in ($)                    in ($)                Stock in ($)
 ----------             ----                 ------                    ------                ------------
   1/1/2006           3/31/2006              51.2772                   31.2635                   48.9367
   4/1/2006           6/30/2006              56.3199                   41.843                    51.1612
   7/1/2006           9/29/2006              52.755                    42.5511                   47.1488
  9/30/2006          12/29/2006              64.3544                   45.2529                   52.5473

   1/1/2007           3/30/2007              64.7589                   51.1437                   63.0927
  3/31/2007           6/29/2007              67.7426                   54.7868                   57.3078
  6/30/2007           9/28/2007              63.2682                   40.6675                   58.6004
  9/29/2007          12/31/2007              64.02                     49.3773                   58.6484

   1/1/2008           3/31/2008              74.9396                   47.2594                   67.2708
   4/1/2008           6/30/2008              82.9812                   65.4336                   74.3454
   7/1/2008           9/30/2008              73.5688                   35.48                     39.5
  10/1/2008          12/31/2008              48.29                     25.25                     46.2

   1/1/2009           3/31/2009              49                        29.84                     38.17
   4/1/2009           6/30/2009              49.82                     37.28                     44.43
   7/1/2009            7/1/2009              45.74                     43                        43.46


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               NYSE Euronext (NYX)
                                (Mar-06 - Mar-09)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day             Low Intra-Day             Period-End
 Start Date             Date               Price of the               Price of the          Closing Price of
                                         Reference Stock            Reference Stock          the Reference
                                              in ($)                     in ($)               Stock in ($)
 ----------             ----                  ------                     ------               ------------
   1/1/2006           3/31/2006               90.35                     66.98                    79.25
   4/1/2006           6/30/2006               80.45                     48.62                    68.48
   7/1/2006           9/29/2006               74.83                     56.05                    74.75
  9/30/2006          12/29/2006              112                        71.4                     97.2

   1/1/2007           3/30/2007              109.5                      80.51                    93.75
  3/31/2007           6/29/2007              101                        72.335                   73.62
  6/30/2007           9/28/2007               84.5                      64.26                    79.17
  9/29/2007          12/31/2007               95.25                     78.18                    87.77

   1/1/2008           3/31/2008               87.7                      55.12                    61.71
   4/1/2008           6/30/2008               76.71                     50.3                     50.66
   7/1/2008           9/30/2008               51.18                     32.26                    39.18
  10/1/2008          12/31/2008               40.7                      16.33                    27.38

   1/1/2009           3/31/2009               30.6                      14.52                    17.9
   4/1/2009           6/30/2009               31.93                     17.21                    27.25
   7/1/2009            7/1/2009               28.19                     27.02                    27.35


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                     Potash Corp of Saskatchewan Inc. (POT)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day             Period-End
 Start Date             Date              Price of the              Price of the          Closing Price of
                                        Reference Stock           Reference Stock           the Reference
                                             in ($)                    in ($)                Stock in ($)
 ----------             ----                 ------                    ------                ------------
   1/1/2006           3/31/2006              33.08                     26.05                    29.3633
   4/1/2006           6/30/2006              35.4667                   26.28                    28.6567
   7/1/2006           9/29/2006              35.4933                   27.3433                  34.73
  9/30/2006          12/29/2006              49.0633                   33.8333                  47.8267

   1/1/2007           3/30/2007              56.3533                   44.05                    53.31
  3/31/2007           6/29/2007              80.85                     52.8233                  77.97
  6/30/2007           9/28/2007             109.4                      71.5                    105.7
  9/29/2007          12/31/2007             151.9                      97.36                   143.96

   1/1/2008           3/31/2008             166.4                     105.52                   155.21
   4/1/2008           6/30/2008             241.62                    150.44                   228.57
   7/1/2008           9/30/2008             229.95                    126.49                   132.01
  10/1/2008          12/31/2008             133.44                     47.54                    73.22

   1/1/2009           3/31/2009              95.46                     63.65                    80.81
   4/1/2009           6/30/2009             121.3581                   77.14                    93.05
   7/1/2009            7/1/2009              94.94                     90.7                     90.9


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Rowan Cos Inc (RDC)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006                45.61                     35.9503                   43.96
   4/1/2006           6/30/2006                48.15                     33.13                     35.59
   7/1/2006           9/29/2006                36.77                     29.75                     31.63
  9/30/2006          12/29/2006                37.99                     29.03                     33.2

   1/1/2007           3/30/2007                33.77                     29.48                     32.47
  3/31/2007           6/29/2007                41.61                     32.56                     40.98
  6/30/2007           9/28/2007                46.16                     34.1                      36.58
  9/29/2007          12/31/2007                41.3                      34.79                     39.46

   1/1/2008           3/31/2008                42.49                     30.49                     41.18
   4/1/2008           6/30/2008                47.94                     36.9                      46.75
   7/1/2008           9/30/2008                47                        27.53                     30.55
  10/1/2008          12/31/2008                30.15                     12                        15.9

   1/1/2009           3/31/2009                18.52                     10.28                     11.97
   4/1/2009           6/30/2009                23.9                      11.4                      19.32
   7/1/2009            7/1/2009                19.85                     18.89                     19.34


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Research in Motion Ltd (RIMM)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006                30.1767                   20.95                     28.2933
   4/1/2006           6/30/2006                29.37                     20.3433                   23.2567
   7/1/2006           9/29/2006                34.8333                   20.7067                   34.2167
  9/30/2006          12/29/2006                47.5533                   32.9167                   42.5933

   1/1/2007           3/30/2007                49.0167                   39.9167                   45.4967
  3/31/2007           6/29/2007                66.86                     42.9333                   66.6633
  6/30/2007           9/28/2007               100.98                     61.54                     98.55
  9/29/2007          12/31/2007               137.01                     95.02                    113.4

   1/1/2008           3/31/2008               118.35                     80.2                     112.23
   4/1/2008           6/30/2008               148.13                    111.9                     116.9
   7/1/2008           9/30/2008               135                        60.03                     68.3
  10/1/2008          12/31/2008                68.23                     35.09                     40.58

   1/1/2009           3/31/2009                60.47                     35.05                     43.11
   4/1/2009           6/30/2009                86                        42.76                     71.09
   7/1/2009            7/1/2009                71.75                     69.8                      69.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Cia Siderurgica Nacional SA (SID)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006                10.65                      6.9833                   10.4733
   4/1/2006           6/30/2006                12.5767                    8.2033                   10.7333
   7/1/2006           9/29/2006                11.15                      8.6167                    9.4767
  9/30/2006          12/29/2006                11.25                      9.2467                    9.9933

   1/1/2007           3/30/2007                14.42                      9.1667                   14.28
  3/31/2007           6/29/2007                18.34                     14.0333                   17.24
  6/30/2007           9/28/2007                23.7233                   13.6433                   23.5067
  9/29/2007          12/31/2007                30.7067                   22.27                     29.8567

   1/1/2008           3/31/2008                41.98                     24.32                     35.99
   4/1/2008           6/30/2008                52.46                     35.5101                   44.41
   7/1/2008           9/30/2008                43.57                     18.42                     21.26
  10/1/2008          12/31/2008                20.82                      7.87                     12.81

   1/1/2009           3/31/2009                18.61                     11.85                     14.84
   4/1/2009           6/30/2009                26.5                      14.53                     22.35
   7/1/2009            7/1/2009                23.23                     22.11                     22.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                US Bancorp (USB)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006                31.31                     28.99                     30.5
   4/1/2006           6/30/2006                31.89                     30.17                     30.88
   7/1/2006           9/29/2006                33.42                     30.54                     33.22
  9/30/2006          12/29/2006                36.85                     32.96                     36.19

   1/1/2007           3/30/2007                36.84                     34.4                      34.97
  3/31/2007           6/29/2007                35.18                     32.74                     32.95
  6/30/2007           9/28/2007                34.17                     29.09                     32.53
  9/29/2007          12/31/2007                34.25                     30.21                     31.74

   1/1/2008           3/31/2008                35.01                     27.86                     32.36
   4/1/2008           6/30/2008                35.25                     27.78                     27.89
   7/1/2008           9/30/2008                42.23                     20.57                     36.02
  10/1/2008          12/31/2008                37.31                     20.22                     25.01

   1/1/2009           3/31/2009                25.43                      8.06                     14.61
   4/1/2009           6/30/2009                21.92                     13.92                     17.92
   7/1/2009            7/1/2009                18.23                     17.56                     17.58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Vale SA (VALE)
                                (Mar-02 - Mar-09)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006                12.8975                   10.395                    12.1325
   4/1/2006           6/30/2006                14.55                      9.815                    12.02
   7/1/2006           9/29/2006                12.27                      9.58                     10.78
  9/30/2006          12/29/2006                15.23                     10.34                     14.87

   1/1/2007           3/30/2007                19.025                    13.53                     18.495
  3/31/2007           6/29/2007                23.855                    18.435                    22.275
  6/30/2007           9/28/2007                34.61                     17                        33.93
  9/29/2007          12/31/2007                38.32                     29.9                      32.67

   1/1/2008           3/31/2008                37.54                     24                        34.64
   4/1/2008           6/30/2008                44.15                     34                        35.82
   7/1/2008           9/30/2008                35.01                     16.5                      19.15
  10/1/2008          12/31/2008                19.01                      8.8                      12.11

   1/1/2009           3/31/2009                17.85                     11.5                      13.3
   4/1/2009           6/30/2009                21.27                     13.1                      17.63
   7/1/2009            7/1/2009                18.37                     17.28                     17.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006                32.755                    30.31                     31.935
   4/1/2006           6/30/2006                34.855                    31.9                      33.54
   7/1/2006           9/29/2006                36.89                     33.355                    36.18
  9/30/2006          12/29/2006                36.99                     34.9                      35.56

   1/1/2007           3/30/2007                36.64                     33.01                     34.43
  3/31/2007           6/29/2007                36.49                     33.93                     35.17
  6/30/2007           9/28/2007                37.99                     32.66                     35.62
  9/29/2007          12/31/2007                37.78                     29.29                     30.19

   1/1/2008           3/31/2008                34.56                     24.38                     29.1
   4/1/2008           6/30/2008                32.4                      23.46                     23.75
   7/1/2008           9/30/2008                44.675                    20.46                     37.53
  10/1/2008          12/31/2008                38.95                     19.89                     29.48

   1/1/2009           3/31/2009                30.47                      7.8                      14.24
   4/1/2009           6/30/2009                28.45                     13.65                     24.26
   7/1/2009            7/1/2009                24.98                     24.04                     24.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          United States Steel Corp (X)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006                64.47                     48.05                     60.68
   4/1/2006           6/30/2006                77.77                     56.15                     70.12
   7/1/2006           9/29/2006                70.66                     53.63                     57.68
  9/30/2006          12/29/2006                79.01                     54.18                     73.14

   1/1/2007           3/30/2007               101.6                      68.83                     99.17
  3/31/2007           6/29/2007               127.26                     99.07                    108.75
  6/30/2007           9/28/2007               116.37                     74.41                    105.94
  9/29/2007          12/31/2007               121.12                     85.05                    120.91

   1/1/2008           3/31/2008               128.3                      91.11                    126.87
   4/1/2008           6/30/2008               196                       122                       184.78
   7/1/2008           9/30/2008               182.79                     68.62                     77.61
  10/1/2008          12/31/2008                77.92                     20.71                     37.2

   1/1/2009           3/31/2009                41.47                     16.66                     21.13
   4/1/2009           6/30/2009                43.15                     20.17                     35.74
   7/1/2009            7/1/2009                37.45                     34.61                     34.79


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Apple Inc (AAPL)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006                86.4                      57.67                     62.72
   4/1/2006           6/30/2006                73.8                      55.41                     57.27
   7/1/2006           9/29/2006                77.78                     50.16                     76.98
  9/30/2006          12/29/2006                93.159                    72.6                      84.84

   1/1/2007           3/30/2007                97.8                      81.9                      92.91
  3/31/2007           6/29/2007               127.61                     89.6                     122.04
  6/30/2007           9/28/2007               155                       111.62                    153.47
  9/29/2007          12/31/2007               202.96                    150.63                    198.08

   1/1/2008           3/31/2008               200.26                    115.44                    143.5
   4/1/2008           6/30/2008               192.24                    143.61                    167.44
   7/1/2008           9/30/2008               180.91                    100.59                    113.66
  10/1/2008          12/31/2008               116.4                      79.14                     85.35

   1/1/2009           3/31/2009               109.98                     78.2                     105.12
   4/1/2009           6/30/2009               146.4                     103.89                    142.43
   7/1/2009            7/1/2009               144.66                    141.8                     142.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Arch Coal Inc (ACI)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006                44.15                     34.295                    37.97
   4/1/2006           6/30/2006                56.445                    37.1001                   42.37
   7/1/2006           9/29/2006                44.13                     25.88                     28.91
  9/30/2006          12/29/2006                37.03                     25.85                     30.03

   1/1/2007           3/30/2007                33.79                     27.18                     30.69
  3/31/2007           6/29/2007                42.59                     30.33                     34.8
  6/30/2007           9/28/2007                37                        27.76                     33.74
  9/29/2007          12/31/2007                45.22                     32.99                     44.93

   1/1/2008           3/31/2008                56.15                     32.98                     43.5
   4/1/2008           6/30/2008                77.4                      41.25                     75.03
   7/1/2008           9/30/2008                75.41                     27.9                      32.89
  10/1/2008          12/31/2008                32.58                     10.43                     16.29

   1/1/2009           3/31/2009                20.6291                   11.77                     13.37
   4/1/2009           6/30/2009                19.94                     12.52                     15.37
   7/1/2009            7/1/2009                15.81                     14.86                     15.23


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Archer-Daniels-Midland Co (ADM)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006                35.5                      24.05                     33.65
   4/1/2006           6/30/2006                46.71                     34.6                      41.28
   7/1/2006           9/29/2006                45.05                     36.44                     37.88
  9/30/2006          12/29/2006                40                        31.2                      31.96

   1/1/2007           3/30/2007                37.84                     30.2                      36.7
  3/31/2007           6/29/2007                39.65                     32.05                     33.09
  6/30/2007           9/28/2007                37.02                     31.28                     33.08
  9/29/2007          12/31/2007                47.33                     32.43                     46.43

   1/1/2008           3/31/2008                47.18                     38.11                     41.16
   4/1/2008           6/30/2008                48.95                     31.65                     33.75
   7/1/2008           9/30/2008                33.91                     19.7                      21.91
  10/1/2008          12/31/2008                29.08                     13.53                     28.83

   1/1/2009           3/31/2009                29.5                      24.08                     27.78
   4/1/2009           6/30/2009                29.4                      23.13                     26.77
   7/1/2009            7/1/2009                27.93                     26.57                     27.55


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Amazon.com Inc (AMZN)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006                48.58                     35.1391                   36.53
   4/1/2006           6/30/2006                38.84                     31.52                     38.68
   7/1/2006           9/29/2006                38.62                     25.76                     32.12
  9/30/2006          12/29/2006                43.25                     30.58                     39.46

   1/1/2007           3/30/2007                42                        36.3                      39.79
  3/31/2007           6/29/2007                74.72                     39.55                     68.41
  6/30/2007           9/28/2007                94.26                     68.01                     93.15
  9/29/2007          12/31/2007               101.09                     76.5                      92.64

   1/1/2008           3/31/2008                97.43                     61.2                      71.3
   4/1/2008           6/30/2008                84.88                     70.65                     73.33
   7/1/2008           9/30/2008                91.75                     61.32                     72.76
  10/1/2008          12/31/2008                71.99                     34.68                     51.28

   1/1/2009           3/31/2009                75.61                     47.63                     73.44
   4/1/2009           6/30/2009                88.56                     71.71                     83.66
   7/1/2009            7/1/2009                84.92                     81.37                     81.6


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Canadian Natural Resources Ltd (CNQ)
                                (Jul-00 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006                64.38                     49.62                     55.39
   4/1/2006           6/30/2006                63.93                     45.67                     55.38
   7/1/2006           9/29/2006                56.68                     42.38                     45.58
  9/30/2006          12/29/2006                55.48                     40.29                     53.23

   1/1/2007           3/30/2007                56.62                     44.56                     55.19
  3/31/2007           6/29/2007                69.97                     55.07                     66.35
  6/30/2007           9/28/2007                78.9                      60.7                      75.75
  9/29/2007          12/31/2007                87.17                     63.52                     73.14

   1/1/2008           3/31/2008                78.43                     57.07                     68.26
   4/1/2008           6/30/2008               109.32                     66.21                    100.25
   7/1/2008           9/30/2008               103.4                      61.82                     68.46
  10/1/2008          12/31/2008                68.87                     26.43                     39.98

   1/1/2009           3/31/2009                48.54                     27.69                     38.56
   4/1/2009           6/30/2009                63.46                     37.73                     52.49
   7/1/2009            7/1/2009                54.24                     51.59                     52.18


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Devon Energy Corp (DVN)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006                69.97                     55.3                      61.17
   4/1/2006           6/30/2006                65.25                     48.94                     60.41
   7/1/2006           9/29/2006                74.75                     57.19                     63.15
  9/30/2006          12/29/2006                74.49                     58.55                     67.08

   1/1/2007           3/30/2007                71.24                     62.8                      69.22
  3/31/2007           6/29/2007                83.92                     69.3                      78.29
  6/30/2007           9/28/2007                85.2                      69.01                     83.2
  9/29/2007          12/31/2007                94.75                     80.05                     88.91

   1/1/2008           3/31/2008               108.13                     74.56                    104.33
   4/1/2008           6/30/2008               127.16                    101.31                    120.16
   7/1/2008           9/30/2008               127.43                     82.1                      91.2
  10/1/2008          12/31/2008                91.69                     54.4                      65.71

   1/1/2009           3/31/2009                73.11                     38.55                     44.69
   4/1/2009           6/30/2009                67.4                      43.35                     54.5
   7/1/2009            7/1/2009                56.64                     53.52                     55.08


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Goldcorp Inc (GG)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day             Low Intra-Day               Period-End
 Start Date             Date               Price of the               Price of the            Closing Price of
                                         Reference Stock            Reference Stock            the Reference
                                              in ($)                     in ($)                 Stock in ($)
 ----------             ----                  ------                     ------                 ------------
   1/1/2006           3/31/2006               30.44                      22.28                     29.25
   4/1/2006           6/30/2006               41.66                      24.07                     30.22
   7/1/2006           9/29/2006               31.59                      21.63                     23.6
  9/30/2006          12/29/2006               31.47                      20.35                     28.44

   1/1/2007           3/30/2007               29.49                      23.01                     24.02
  3/31/2007           6/29/2007               26.93                      22.36                     23.69
  6/30/2007           9/28/2007               30.99                      21                        30.56
  9/29/2007          12/31/2007               38.11                      29.25                     33.93

   1/1/2008           3/31/2008               46.3                       31.86                     38.75
   4/1/2008           6/30/2008               47.75                      33.83                     46.17
   7/1/2008           9/30/2008               52.65                      24.72                     31.63
  10/1/2008          12/31/2008               33.85                      13.84                     31.53

   1/1/2009           3/31/2009               35.47                      23.02                     33.32
   4/1/2009           6/30/2009               40.82                      26.71                     34.75
   7/1/2009            7/1/2009               36.87                      34.43                     36.29


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        The Goldman Sachs Group Inc (GS)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006               159.63                    124.23                    156.96
   4/1/2006           6/30/2006               169.31                    136.79                    150.43
   7/1/2006           9/29/2006               171.15                    138.97                    169.17
  9/30/2006          12/29/2006               206.7                     168.51                    199.35

   1/1/2007           3/30/2007               222.75                    189.85                    206.63
  3/31/2007           6/29/2007               233.97                    203.29                    216.75
  6/30/2007           9/28/2007               225.77                    157.38                    216.74
  9/29/2007          12/31/2007               250.7                     196.9                     215.05

   1/1/2008           3/31/2008               215.05                    140.27                    165.39
   4/1/2008           6/30/2008               203.39                    161.21                    174.9
   7/1/2008           9/30/2008               190.04                     85.88                    128
  10/1/2008          12/31/2008               142                        47.41                     84.39

   1/1/2009           3/31/2009               115.65                     59.13                    106.02
   4/1/2009           6/30/2009               151.17                    103.94                    147.44
   7/1/2009            7/1/2009               149.8                     146.24                    147.32


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Home Depot Inc (HD)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006                43.95                     38.5                      42.3
   4/1/2006           6/30/2006                42.93                     35.63                     35.79
   7/1/2006           9/29/2006                37.65                     32.85                     36.27
  9/30/2006          12/29/2006                40.37                     35.55                     40.16

   1/1/2007           3/30/2007                42.01                     36.35                     36.74
  3/31/2007           6/29/2007                41.19                     36.6                      39.35
  6/30/2007           9/28/2007                41.01                     31.85                     32.44
  9/29/2007          12/31/2007                34.55                     25.57                     26.94

   1/1/2008           3/31/2008                31.08                     23.77                     27.97
   4/1/2008           6/30/2008                30.5                      23.32                     23.42
   7/1/2008           9/30/2008                30.74                     20.76                     25.89
  10/1/2008          12/31/2008                26.09                     17.05                     23.02

   1/1/2009           3/31/2009                25.49                     17.49                     23.56
   4/1/2009           6/30/2009                27.07                     22.33                     23.63
   7/1/2009            7/1/2009                24.01                     23.35                     23.71


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Lowe's Cos Inc (LOW)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006                34.825                    30.58                     32.22
   4/1/2006           6/30/2006                33.48                     29.5                      30.335
   7/1/2006           9/29/2006                31.15                     26.15                     28.06
  9/30/2006          12/29/2006                31.98                     27.85                     31.15

   1/1/2007           3/30/2007                35.74                     29.87                     31.49
  3/31/2007           6/29/2007                33.19                     30.35                     30.69
  6/30/2007           9/28/2007                32.53                     25.98                     28.02
  9/29/2007          12/31/2007                31.72                     21.01                     22.62

   1/1/2008           3/31/2008                26.87                     19.94                     22.94
   4/1/2008           6/30/2008                27.18                     20.52                     20.75
   7/1/2008           9/30/2008                28.49                     18                        23.69
  10/1/2008          12/31/2008                23.73                     15.76                     21.52

   1/1/2009           3/31/2009                23.17                     13                        18.25
   4/1/2009           6/30/2009                22.09                     17.65                     19.41
   7/1/2009            7/1/2009                19.73                     19.02                     19.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Monsanto Co (MON)
                                (Oct-00 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006                44.18                     39.095                    42.375
   4/1/2006           6/30/2006                44.88                     37.905                    42.095
   7/1/2006           9/29/2006                48.45                     40.925                    47.01
  9/30/2006          12/29/2006                53.49                     42.75                     52.53

   1/1/2007           3/30/2007                57.08                     49.1                      54.96
  3/31/2007           6/29/2007                68.81                     54.34                     67.54
  6/30/2007           9/28/2007                86.9                      58.5                      85.74
  9/29/2007          12/31/2007               116.25                     82.51                    111.69

   1/1/2008           3/31/2008               129.28                     90.5                     111.5
   4/1/2008           6/30/2008               145.8                     104.6                     126.44
   7/1/2008           9/30/2008               126.91                     92.67                     98.98
  10/1/2008          12/31/2008               100.69                     63.47                     70.35

   1/1/2009           3/31/2009                87.92                     69.62                     83.1
   4/1/2009           6/30/2009                93.35                     73.55                     74.34
   7/1/2009            7/1/2009                75.93                     73.10                     73.2


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Petroleo Brasileiro S.A. (PBR)
                                (Aug-00 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006                23.7299                   18.1554                   21.656
   4/1/2006           6/30/2006                26.8625                   17.25                     22.3275
   7/1/2006           9/29/2006                24.0925                   18.445                    20.9575
  9/30/2006          12/29/2006                25.7475                   19.3125                   25.7475

   1/1/2007           3/30/2007                25.955                    20.69                     24.8775
  3/31/2007           6/29/2007                31.1825                   24.63                     30.3175
  6/30/2007           9/28/2007                38.56                     24.375                    37.75
  9/29/2007          12/31/2007                59.58                     36.425                    57.62

   1/1/2008           3/31/2008                62.74                     44.345                    51.055
   4/1/2008           6/30/2008                77.61                     50.465                    70.83
   7/1/2008           9/30/2008                71.77                     36.36                     43.95
  10/1/2008          12/31/2008                43.9                      14.73                     24.49

   1/1/2009           3/31/2009                35.3                      22.22                     30.47
   4/1/2009           6/30/2009                46.1                      30.16                     40.98
   7/1/2009            7/1/2009                42.19                     40.37                     40.48


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Union Pacific (UNP)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day               Period-End
 Start Date             Date                Price of the              Price of the            Closing Price of
                                          Reference Stock           Reference Stock            the Reference
                                               in ($)                    in ($)                 Stock in ($)
 ----------             ----                   ------                    ------                 ------------
   1/1/2006           3/31/2006                46.865                    38.81                     46.675
   4/1/2006           6/30/2006                48.745                    41.915                    46.48
   7/1/2006           9/29/2006                46.48                     39.325                    44
  9/30/2006          12/29/2006                48.08                     43.135                    46.01

   1/1/2007           3/30/2007                52.92                     44.79                     50.775
  3/31/2007           6/29/2007                61.395                    50.205                    57.575
  6/30/2007           9/28/2007                64.68                     49.69                     56.53
  9/29/2007          12/31/2007                68.78                     55.035                    62.81

   1/1/2008           3/31/2008                65.285                    52.66                     62.69
   4/1/2008           6/30/2008                82.76                     62.98                     75.5
   7/1/2008           9/30/2008                85.8                      67.34                     71.16
  10/1/2008          12/31/2008                71.78                     41.84                     47.8

   1/1/2009           3/31/2009                54.66                     33.28                     41.11
   4/1/2009           6/30/2009                55.4495                   39.82                     52.06
   7/1/2009            7/1/2009                53.78                     51.31                     52.75


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about July 20, 2009, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

                  No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                  July _, 2009